UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 10, 2010

Commission File Number: 0-24260

Amedisys, Inc.

(Exact Name of Registrant as specified in its Charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5959 S. Sherwood Forest Blvd., Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 10, 2010, Amedisys, Inc. (the “Company”) held its Annual Meeting of Stockholders. There were 24,244,599 shares of common stock represented either in person or by proxy at the meeting.

The following matters were acted upon at the Annual Meeting:

1.	Election of Directors. Six directors were elected to serve on the Board of Directors of the Company until the 2011 Annual Meeting of Stockholders or until their successors are elected and qualified. The name of each director elected at the Annual Meeting, as well as the corresponding number of shares voted for, the number of votes withheld and the number of broker non-votes with respect to each nominee is as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
William F. Borne	19,960,928	677,872	3,605,799
Ronald A. LaBorde	19,927,680	711,120	3,605,799
Jake D. Netterville	19,928,698	710,102	3,605,799
David R. Pitts	19,922,724	716,076	3,605,799
Peter F. Ricchiuti	19,931,608	707,192	3,605,799
Donald A. Washburn	20,386,859	251,941	3,605,799

2.	Ratification of KPMG LLP as Independent Registered Public Accountants. The Company’s stockholders also ratified the appointment by the Audit Committee of the Company’s Board of Directors of KPMG LLP as independent registered public accountants for the fiscal year ending December 31, 2010. A total of 23,228,182 votes were cast in favor of the proposal; 980,750 votes were cast against it; 35,667 votes abstained; and there were no broker non-votes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Dale E. Redman
Dale E. Redman
Chief Financial Officer and Duly Authorized Officer

DATE: June 10, 2010

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